Exhibit 4.2










                  EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                 by and among

                               NTL INCORPORATED
                      (formerly NTL Communications Corp.)

                                      and

             THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO

                                  dated as of

                               January 10, 2003


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            EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, dated as of January
10, 2003, by and among NTL Incorporated, a Delaware corporation (the "Company"), the purchasers listed on the signatures pages hereto (the "Purchasers") and the Guarantors (as defined below). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement (as defined below). Certain terms used herein are defined in Section 9 below.

            WHEREAS, the Company proposes to issue and sell to the Purchasers upon the terms and subject to the conditions set forth in a Purchase Agreement, dated as of January 9, 2003 (as amended, supplemented or modified from time to time, the "Purchase Agreement"), its 19% Senior Secured Notes due 2010 (the "Notes") in an aggregate principal amount of $558,249,000, to be jointly and severally guaranteed on a senior basis by, and secured by the assets of, certain of the Company's subsidiaries signatory hereto (the "Senior Guarantors") and guaranteed on a subordinated basis by Communications Cable Funding Corp. (together with the Senior Guarantors, the "Guarantors") (such notes and any notes issued in exchange, substitution or replacement therefore, the "Securities"), issued pursuant to the Indenture (as defined in the Purchase Agreement) and the Company's Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, confirmed by order of the United States Bankruptcy Court for the Southern District of New York, entered on September 5th, 2002; and

            WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Company and the Guarantors agree with the Purchasers, for the benefit of the holders (including the Purchasers) of the Securities and the Exchange Securities (as defined in Section 1.1(a)), as follows:

         1. Exchange Offer Registration.

            1.1 Registration. Except as provided in Section 2 and Section 3, the Company and the Guarantors shall:

            (a) prepare, and, on or prior to 95 days after the date hereof, file with the Commission a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer to the Holders of the Securities (the "Registered Exchange Offer") to issue and deliver to such Holders, in exchange for any and all of the Securities, a like aggregate principal amount at maturity of debt securities of the Company (the "Exchange Securities") that are identical in all material respects to the Securities guaranteed on a senior basis by the Guarantors pursuant to guaranties that are substantially identical to the Guaranties (such new guaranties hereinafter called "Exchange Guaranties") and secured to the extent set forth in the Collateral Documents (as defined in the Indenture) and Article 12 of the Indenture, except that they will have been registered pursuant to an effective registration statement under the Securities Act and will not contain provisions restricting transfer;

            (b) use their reasonable best efforts to cause the Exchange Offer Registration Statement to cover the Exchange Securities and to become effective under the Securities Act no later than 180 days after the Closing Date and the Registered Exchange Offer to be consummated


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no later than 210 days after the Closing Date; and

            (c) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law, not to exceed a 210 day period referred to in the foregoing clause (b)) after the date on which notice of the Registered Exchange Offer is mailed to the Holders.

            1.2 Indenture. The Exchange Securities and Exchange Guaranties will be issued pursuant to the Indenture or an indenture (each an "Exchange Securities Indenture") between the Company, the Guarantors and the Trustee or such other bank or trust company that is reasonably satisfactory to a majority in interest of the Purchasers, as trustee (the "Exchange Securities Trustee"), such indenture to be identical in all material respects to the Indenture, except for the transfer restrictions relating to the Securities (as described above).

            1.3 Objective. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to:

            (a) enable each Holder electing to exchange Securities for Exchange Securities (assuming that such Holder (a) is not (i) an affiliate of the Company or (ii) an Exchanging Dealer (as defined below) not complying with the requirements of Section 4, (b) acquires the Exchange Securities in the ordinary course of such Holder's business and (c) has no arrangements or understandings with any person to participate in the distribution of the Exchange Securities); and

            (b) enable each Holder to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the blue sky or securities laws of any State in the United States.

            1.4 Exchanging Dealer. The Company, the Guarantors and the Purchasers and each Exchanging Dealer acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, each Holder that is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities and Exchange Guaranties (an "Exchanging Dealer"), is required to deliver a prospectus containing substantially the information set forth in Annex A on the cover, in Annex B in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities and Exchange Guaranties received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

            1.5 Related Obligations.

            (a) In connection with the Registered Exchange Offer, the Company shall:

                 (i) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of

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         transmittal and related documents;

                 (ii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                 (iii) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

                 (iv) otherwise comply in all material respects with all laws that are applicable to the Registered Exchange Offer.

            (b) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

                 (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                 (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

                 (iii) cause the Trustee or the Exchange Securities Trustee, as the case may be, promptly to authenticate and deliver to each Holder Exchange Securities equal in principal amount at maturity to the Securities of such Holder so accepted for exchange.

            (c) The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained in the Exchange Offer Registration Statement in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for the period of time such persons must comply with to meet the requirements in order to resell the Exchange Securities and Exchange Guaranties; provided that (i) in the case where the prospectus and any amendment or supplements must be delivered by an Exchanging Dealer, the period shall be the period beginning on the date on which the Exchange Offer Registration Statement is declared effective and ending on the earlier to occur of (x) the date that is 180 days after the date on which the Exchange Offer Registration Statement is declared effective and (y) the date on which all Exchanging Dealers have sold all Exchange Securities and Exchange Guaranties held by them and (ii) the Company shall make such prospectus and any amendment or supplement available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 180 days after the consummation of the Registered Exchange Offer.

            (d) Notwithstanding any other provisions contained in this agreement, the Company and the Guarantors will ensure that:

                 (i) any Exchange Offer Registration Statement and any

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         amendment and any prospectus forming a part of the registration statement and any supplement complies in all material respects with the Securities Act and the rules and regulations of the Commission under the Securities Act;

                 (ii) any Exchange Offer Registration Statement and any amendment does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements not misleading (other than with respect to information included in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use in the Exchange Offer Registration Statement, including any such information provided by the Holders pursuant to Annexes A, B, C and D (the "Holders' Information")); and

                 (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (other than with respect to information included in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use in the Exchange Offer Registration Statement, including any Holders' Information).

            1.6 One Class. The Indenture or the Exchange Securities Indenture, as the case may be, shall provide that the Securities and the Exchange Securities shall vote and consent together on all matters as one class and that neither the Securities nor the Exchange Securities will have the right to vote or consent as a separate class on any matter.

            1.7 Interest. Interest on each Exchange Security issued pursuant to the Registered Exchange Offer will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange for each Exchange Security.

            1.8 Representations of Holders. Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act and (iii) such Holder is not an affiliate of the Company or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         2. Shelf Registration.

            2.1 General. If (i) because of any change in law or the applicable interpretations by the Commission's staff the Company is not permitted to effect the Registered Exchange Offer as contemplated by Section 1, or (ii) any Securities validly tendered pursuant to

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the Registered Exchange Offer are not exchanged for Exchange Securities on or prior to 210 days after the Closing Date, or (iii) any Purchaser so requests on or prior to the 20th business day following the date on which the Registered Exchange Offer is consummated with respect to Securities not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer, or (iv) any change in law or the applicable interpretations by the Commission's staff do not permit any Holder to participate in the Registered Exchange Offer, or (v) any Holder that participates in the Registered Exchange Offer and does not receive freely transferable Exchange Securities in exchange for tendered Securities (including restrictions due to the status of such Holder as an Affiliate of the Company or the Guarantors within the meaning of the Securities Act) so requests with respect to such Securities on or prior to the 20th business day following the date on which the Registered Exchange Offer is consummated; provided that such Holder (1) beneficially (within the meaning of Rule 13-d under the Exchange Act) owns 10% or more of the Common Stock of the Company or (2) provides to the Company a written statement indicating that such Holder is deemed or might reasonably be considered to be an "underwriter" under Section 2(11) of the Securities Act, or (vi) the Company so elects, then the following provisions shall apply:

            (a) The Company and the Guarantors shall use their reasonable best efforts to file within 45 days after so required or requested pursuant to this
Section 2 with the Commission, and thereafter shall use their reasonable best efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement"); provided that no Holder (other than each Purchaser) shall be entitled to have any Securities held by such Holder covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by the provisions of this Agreement applicable to such Holder; provided that the Company and the Guarantors may discontinue any registration of Securities which are not Registrable Securities at any time prior to the effective date of the Shelf Registration Statement.

            (b) The Company and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective and not to suspend use of the prospectus included therein in order to permit the prospectus included therein to be usable by the Holders of Registrable Securities until the earlier of: (i) the date all Holders could sell such securities free of any volume limitations imposed by Rule 144 of the Securities Act; (ii) the date all Holders have disposed of all Registrable Securities; (iii) the maturity date of the Notes (such period the "Shelf Registration Period"); or (iv) the date all of the Notes have been redeemed.


            2.2 Suspension Period.

            (a) The Company and the Guarantors shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during the Shelf


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Registration Period, unless such action is required by applicable law or applicable interpretation by the Commission's staff, and provided, further, that the foregoing shall not apply to actions if the Company determines, in its reasonable judgment, as authorized by a resolution of its Board of Directors, that the filing of such Shelf Registration Statement or the maintenance of effectiveness of such Shelf Registration Statement or prospectus included therein would materially interfere with any material financing, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and the Company promptly gives the Participating Holders written notice of such determination, containing a general statement of the reasons for such postponement or suspension and an approximation of the anticipated delay; provided, however, that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities for such reasons shall last no longer than 120 days in the aggregate in any 12-month period. Any such period during which the Company and the Guarantors fail to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities is referred to as a "Suspension Period".

            (b) A Suspension Period shall commence on and include the date the Company and the Guarantors give notice that the Shelf Registration Statement is no longer effective or the included prospectus is no longer usable for offers and sales of Registrable Securities and shall end on the date when each Participating Holder either receives copies of the supplemented or amended prospectus or other document contemplated by Section 4.1(c) or is advised in writing by the Company and the Guarantors that use of the prospectus may be resumed. If more than two Suspension Periods occur which exceed 120 days in the aggregate during any period of 365 consecutive days, then the Company and the Guarantors will be obligated to pay Special Interest (as defined in Section 3.1), in accordance with the provisions of Section 3, to each Participating Holder during each such Suspension Period on the principal amount of Registrable Securities held by such Holder as of the most recent interest payment date.

            2.3 Related Obligations. Notwithstanding any other provisions of this Agreement, the Company and the Guarantors will ensure that (i) any Shelf Registration Statement and any amendment and any prospectus forming part of such registration statement and any supplement complies in all material respects with the Securities Act and the rules and regulations of the Commission under the Securities Act, (ii) any Shelf Registration Statement and any amendment (in either case, other than with respect to information included in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use in the Shelf Registration Statement, including any Holders' Information) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements not misleading and
(iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders' Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         3. Special Interest; Registration Default.

            3.1 Special Interest. The Company and the Guarantors will be jointly and severally obligated to pay Special Interest to each holder of Registrable Securities, during the

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period of one or more of Registration Defaults (as defined below), at the rate equal to 0.5% per annum, which amount shall increase to 1.0% per annum after the first 120-day period following the occurrence of the first Registration Default if such default is then still continuing, for the period from and including the date of occurrence of the first Registration Default until such time as no Registration Default is in effect (after which such Special
Interest shall cease to be payable).

            3.2 Registration Defaults.

            (a) the Exchange Offer Registration Statement is not filed with the Commission within 95 days following the Closing Date,

            (b) the Shelf Registration Statement is not filed within 45 days after it is so required or requested pursuant to Section 2,

            (c) the Exchange Offer Registration Statement is not declared effective on or prior to 180 days after the Closing Date,

            (d) the Registered Exchange Offer is not consummated on or prior to 210 days after the Closing Date, or

            (e) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective prior to the end of the period specified in Section 2.1(b), except as permitted under this Agreement, (at any time that the Company and the Guarantors are obligated to maintain its effectiveness, it being understood that the Company shall not be obligated to maintain such effectiveness if the failure to maintain such effectiveness was caused by a failure of Holders to perform their obligations with respect to the provision of the Holders' Information) without being succeeded by an additional Registration Statement filed within 95 days and declared effective within 210 days.

            3.3 Notice; Payment. The Company shall notify the Trustee and the Paying Agent (as defined in the Indenture) under the Indenture immediately upon the happening of each and every Registration Default. The Company and the Guarantors shall pay the Special Interest due on the Registrable Securities by depositing with the Paying Agent (which may not be the Company for these purposes), in trust, for the benefit of the Holders, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Securities, sums sufficient to pay the Special Interest then due. The Special Interest due shall be payable on each interest payment date specified by the Indenture and the Securities to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay Special Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

            3.4 Reasonable Estimate. The parties hereto agree that the Special Interest provided for in this Section 3 constitutes a reasonable estimate of and is intended to constitute the sole damages that will be suffered by Holders of Registrable Securities by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be


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filed, (ii) the Shelf Registration Statement to remain effective, (iii) the
Exchange Offer Registration Statement to be declared effective, or (iv) the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement.

         4. Registration Procedures.

            4.1 General. In connection with any Registration Statement, the Company shall:

            (a) (i) furnish to each Purchaser, prior to filing with the Commission, a copy of the Registration Statement and each amendment and each supplement, if any, to the prospectus included in the registration statement, which documents will be subject to the review and comments of each Purchaser, each underwriter and their respective counsel; (ii) include the information set forth in Annex A on the cover, in Annex B in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D in the Letter of Transmittal (as defined in the Exchange Offer Registration Statement) delivered pursuant to the Registered Exchange Offer; and (iii) if requested by any Purchaser, or if required by Applicable Law include the information required by Items 507 or 508 of Regulation S-K and defined in the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.

            (b) notify the Participating Holders of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 90 days;

            (c) furnish, without charge, to each Participating Holder and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Participating Holders and such underwriters may reasonably request;

            (d) use its best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Participating Holders or any managing underwriter shall reasonably request, (ii) to keep such

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registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities to be sold by the Participating Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d), (i) be obligated to be so qualified or to consent to general service of process in any such jurisdiction or (ii) be subject to additional taxes (other than de minimus amounts);

            (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to each of the Participating Holders to consummate the disposition of such Registrable Securities;

            (f) if requested by the lead underwriter, furnish to each Participating Holder and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters as the underwriters may reasonably request;

            (g) promptly notify each Participating Holder and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of


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this clause (v), subject to Section 2.2 hereof, at the request of a
Participating Holder, promptly prepare and furnish to each Participating Holder and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (vi) at any time when the representations and warranties of the Company contemplated by Section 7.3 hereof cease to be true and correct;

            (h) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve consecutive months beginning with the Company's first day of the first calendar quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

            (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

            (j) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange;

            (k) deliver promptly to counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company with respect to such registration statement;

            (l) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

            (m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

            (n) make available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's business) in their marketing of Registrable Securities.

            The Company may require the Participating Holders to furnish the Company such information regarding such Participating Holders and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing and the Company shall not be obligated to effect the registration of any Registrable Securities of a particular Participating Holder unless such information regarding such Participating Holder is provided to the Company.


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            Each Participating Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g)(iii) or (v) of this Section 4.1, each Participating Holder will discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(v) of this Section 4.1, its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this
Section 4.1 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by a Participating Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Participating Holder shall have received copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 4.1, but only to the extent a Participating Holder still holds Registrable Securities.

            4.2 Registration Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration pursuant to this Agreement. Notwithstanding the foregoing, the provisions of this Section 4.2 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state or the securities laws of any other jurisdiction in the United States and its territories in which the offering is made.

         5. Indemnification.

            5.1 Indemnification by the Company. The Company agrees that in the event of any registration of any securities of the Company under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each of the Participating Holders, and their respective directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Participating Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees) or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) ("Losses"), to which such Indemnitee may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse such Indemnitee for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided that the Company shall not be liable in any such case to an Indemnitee to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Indemnitee; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such Loss (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Person or (ii) arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of such securities by such seller.

            5.2 Indemnification by Participating Holders. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Participating Holder so including any Registrable Securities to, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 5.2 shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Participating Holder.

            5.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.1 or 5.2, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.1 or 5.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section
5. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties; provided, however, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            5.4 Contribution. If the indemnification provided for in this
Section 5 shall for any reason be held by a court to be unavailable to an indemnified party under Section 5.1 or 5.2 hereof in respect of any Loss, then, in lieu of the amount paid or payable under Section 5.1 or 5.2 hereof, the indemnified party and the indemnifying party under Section 5.1 or 5.2 hereof shall contribute to the aggregate Losses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such Loss, with respect to the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.4 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 5.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participating Holders' obligations to contribute as provided in this Section 5.4 are several and not joint and shall be in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the Losses of the indemnified parties relate.

            5.5 Other Indemnification. Indemnification and contribution similar to that specified in the preceding sections of this Section 5 (with appropriate modifications) shall be given by the Company and the Participating Holders with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 5 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

            5.6 Indemnification Payments. The indemnification and contribution required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills with reasonably sufficient detail thereof are received or a Loss is incurred.

         6. Rules 144 and 144A. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A or any successor rule or regulation adopted by the Commission. The Company and the Guarantors covenant that they will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company and the Guarantors shall deliver to such Holder a written statement as to whether they have complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         7. Underwritten Registrations.

            7.1 Selection. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount at maturity of the Registrable Securities

(the "Majority Holders") included in such underwritten offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed and taking into account any contractual obligations of the Company with respect to the engagement of underwriters by the Company for such transactions), and those Holders shall be responsible for all associated underwriting commissions and discounts.

            7.2 Participation. Subject to Section 7.3, no Person may participate in any underwritten registration unless such Person (i) agrees to sell such Person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            7.3 Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Holders pursuant to a Shelf Registration Statement, the Company shall enter into a customary underwriting agreement with a managing underwriter or underwriters selected by the Majority Holders. Such underwriting agreement shall be satisfactory in form and substance to the Majority Holders and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, customary provisions relating to indemnification and contribution. Each Holder shall be a party to such underwriting agreement and may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each Holder. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of any Holder to any underwriter or other person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

            7.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the Holders and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act provided that the foregoing investigation shall be coordinated by one counsel to the Holders.

         8. Amendments and Waivers. This Agreement may be amended, waived, modified or supplemented only by written agreement of the Company and the holders of a majority in face principal amount at maturity of the Registrable Securities then outstanding; provided, however, that any amendment, waiver, modification or supplement of Section 5 hereto shall require the written agreement of the Company and all Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions of this Agreement with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount at maturity of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

         9. Certain Definitions.

            "Holder" means a registered holder of Registrable Securities.

            "Participating Holder" means any Holder participating in any offering of Registrable Securities pursuant to Section 1 or Section 2 hereto.

            "Registrable Securities" shall mean (i) each Security until the date on which the Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Security until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Security until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act without restriction by the Holder thereof.

            "Registration Expenses" means all expenses incident to the registration and disposition of the Registrable Securities pursuant to
      Section 2 and Section 3 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel to the underwriters and the Holders in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, all transfer taxes, and the reasonable fees and expenses of one counsel to the Holders; provided, however, that Registration Expenses shall exclude, and the Holders shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered for such Person.

         10. Miscellaneous.

             10.1 Notices.

             (a) All notices and other communications provided for or permitted under this Agreement shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery as follows:

                 (i) if to a Holder, at the most current address given by the Holder to the Company in accordance with the provisions of this
         Section 10.1, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

                 (ii) if to a Purchaser, initially at its address set forth in the Purchase Agreement with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, Attention:
         Lawrence A. First/Bryan H. Hall, or at such other address as the Purchaser or its nominee shall have specified to the Company in writing; and

                 (iii) if to the Company or any Guarantor, initially at the address of the Company set forth in the Purchase Agreement, or at such other address as the Company shall have specified to each Holder in writing, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, Attention: Thomas H. Kennedy.

             (b) All notices and communications shall be deemed to have been duly given:

                 (i) when delivered by hand, if personally delivered;

                 (ii) one business day after being delivered to a next-day air courier;

                 (iii) five business days after being deposited in the mail; and when receipt is acknowledged by the recipient's telecopier machine, if sent by telecopier.

             10.2 Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company without the prior written consent of the Majority Holders. Any Holder may, at its election, at any time or from time to time, assign its rights under this Agreement, in whole or in part, to any purchaser of Registrable Securities held by it.

             10.3 Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

             10.4 No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, other than any customary lock-up agreement with the underwriters in connection with any offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period (not to exceed 180 days) following such offering. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound after the Closing Date.

             10.5 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

             10.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the State of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 10.1 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

             10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

             10.8 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

             10.9 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

             10.10 Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

             10.11 Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

             10.12 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders of Registrable Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration Statement or Registered Exchange Offer other than Registrable Securities.

             10.13 Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.


      Please confirm that the foregoing correctly sets forth the agreement among the Company and the Purchasers.


   [Signature Page of Exchange and Registration Rights Agreement to Follow]

                                    Very truly yours,


                                    NTL  COMMUNICATIONS  CORP. (to be renamed
                                    NTL INCORPORATED)


                                    By:  /s/ Richard J. Lubasch
                                         -------------------------------------
                                         Name:  Richard J. Lubasch
                                         Title: Executive Vice President,
                                                General Counsel and Secretary


GUARANTORS:

                  By their signature below, the officers of the corporate Guarantors and of the corporate general partners of the limited partnership Guarantors hereby execute this Exchange and Registration Rights Agreement on behalf of each of the below-listed entities.


                               Corporate Guarantors
                               --------------------

                               COMMUNICATIONS CABLE FUNDING CORP.


                               By:  /s/ Richard J. Lubasch
                                    ---------------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Secretary


                               NTL DIGITAL (US), INC.


                               By:  /s/ Richard J. Lubasch
                                    --------------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Senior Vice President, General
                                           Counsel and Secretary


                               CABLETEL VENTURES LIMITED


                               By:  /s/ Richard J. Lubasch
                                    --------------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Executive Vice President, General
                                           Counsel and Secretary


                               BEARSDEN NOMINEES INC.


                               By:  /s/ Richard J. Lubasch
                                    ------------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Executive Vice President, General
                                           Counsel and Secretary


[Signature Page to Exchange and Registration Rights Agreement]

                               CABLETEL PROGRAMMING, INC.


                               By:  /s/ Richard J. Lubasch
                                    ------------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Senior Vice President,
                                           General Counsel and Secretary


                               NTL INTERNATIONAL SERVICES, INC.


                               By:  /s/ Richard J. Lubasch
                                    -----------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Senior Vice President,
                                           General Counsel and Secretary


                               NTL FUNDING (NJ), INC.


                               By:  /s/ J. Barclay Knapp
                                    ----------------------------------
                                    Name:  J. Barclay Knapp
                                    Title: President




[Signature Page to Exchange and Registration Rights Agreement]

Agreed to and accepted by:


                               SILVER OAK CAPITAL, LLC
                                 Solely for and on behalf of the entities set
                               forth in Schedule X, as Agent


                               By:  /s/ Jeffrey H. Aronson
                                    ----------------------------------------
                                    Name:  Jeffrey H. Aronson
                                    Title: Authorized Signatory


                              AG CAPITAL FUNDING PARTNERS, L.P.,


                              By: Angelo, Gordon & Co., L.P., as Investment Advisor


                              By:   /s/ Jeffrey H. Aronson
                                    ----------------------------------
                                    Name:  Jeffrey H. Aronson
                                    Title: Authorized Signatory


                               APPALOOSA MANAGEMENT, L.P.,
                                 On behalf of certain funds for which it acts
                               as investment adviser, as a Purchaser

                               By:  Appaloosa Partners Inc., its general
                                    partner


                               By:  /s/ K. Maiman
                                    ----------------------------------
                                    Name:  K. Maiman
                                    Title: Principal


                               CAPITAL RESEARCH & MANAGEMENT CO.,
                                 Solely on behalf of certain fiduciary
                                 accounts, as Purchaser


                               By:  /s/ Michael J. Downer
                                    ----------------------------------
                                    Name:  Michael J. Downer
                                    Title: Vice President


                               FIDELITY SUMMER STREET TRUST: FIDELTIY CAPITAL
                                & INCOME FUND,
                                as a Purchaser


                               By:  /s/ Frank Knox
                                    --------------------------------
                                    Name:  Frank Knox
                                    Title: Assistant Treasurer


[Signature Page to Exchange and Registration Rights Agreement]

                               FRANKLIN MUTUAL ADVISERS, LLC,
                                 On behalf of certain funds for which it acts as investment adviser, as a Purchaser


                               By:  /s/ Bradley Takahasi
                                    ---------------------------------
                                    Name:  Bradley Takahasi
                                    Title: Vice President


                               OAKTREE CAPITAL MANAGEMENT,
                                 Solely as general partner and/or investment
                               manager of certain funds and accounts it manages, as a Purchaser


                               By: /s/ Brett Wyard
                                   ---------------------------------
                                   Name:   Brett Wyard
                                   Title:  Managing Director


                               By:  /s/ Lisa Arakai
                                    ---------------------------------
                                    Name:   Lisa Arakai
                                    Title:  Vice President, Legal


                               SALOMON BROTHERS ASSET MANAGEMENT,
                                 Solely on behalf of certain fiduciary
                                 accounts, as a Purchaser


                               By:  /s/ Maureen O'Callaghan
                                    -------------------------------
                                    Name:   Maureen O'Callaghan
                                    Title:  Managing Director

[Signature Page to Exchange and Registration Rights Agreement]

                               THE HUFF ALTERNATIVE FUND, L.P.

                               By:  WRH Partners II, L.L.C., general partner


                               By:  /s/ Joseph R. Thornton
                                    -----------------------------------------
                                    Name:  Joseph R. Thornton
                                    Title: Authorized Officer


                               THE HUFF ALTERNATIVE PARALLEL FUND, L.P.

                               By:  WRH Partners II, L.L.C., general partner


                               By:  /s/ Joseph R. Thornton
                                    -----------------------------------------
                                    Name:  Joseph R. Thornton
                                    Title: Authorized Officer


                               W.R. HUFF ASSET MANAGEMENT CO., L.L.C., Solely
                                 as investment manager on behalf of
                                 one of its separately managed accounts


                               By:  /s/ Joseph R. Thornton
                                    -----------------------------------------
                                    Name:  Joseph R. Thornton
                                    Title: Authorized Officer

[Signature Page to Exchange and Registration Rights Agreement]


                                  SCHEDULE X
                       Silver Oak Capital, LLC Entities




                                                           % of AG  % of Note

AG ARB PARTNERS, L.P.                      2,500,000          3.06%   0.50%

AG CAPITAL RECOVERY PARTNERS II, L.P.     10,512,000         12.87%   2.10%

AG CAPITAL RECOVERY PARTNERS III, L.P.     9,684,000         11.85%   1.94%

AG CAPITAL RECOVERY PARTNERS, L.P.        10,080,000         12.34%   2.02%

AG CNG FUND, L.P.                            400,000          0.49%   0.08%

AG DOMESTIC CONVERTIBLES, L.P.             6,000,000          7.34%   1.20%

AG ELEVEN PARTNERS, L.P.                   2,412,000          2.95%   0.48%

AG MM, L.P.                                  300,000          0.37%   0.06%

AG OFFSHORE CONVERTIBLES, L.P.            19,000,000         23.26%   3.80%

AG PRINCESS, L.P.                            300,000          0.37%   0.06%

AG SUPER ADVANTAGE, L.P.                     600,000          0.73%   0.12%

AG SUPER FUND INTERNATIONAL PARTNERS, L.P. 3,500,000          4.28%   0.70%

AG SUPER FUND, L.P.                        5,700,000          6.98%   1.14%

COMMON FUND-EVENT DRIVEN COMPANY             800,000          0.98%   0.16%

GAM ARBITRAGE INVESTMENTS, INC.            7,000,000          8.57%   1.40%

NUTMEG PARTNERS, L.P.                      2,300,000          2.82%   0.46%

PHS BAY COLONY FUND, L.P.                    300,000          0.37%   0.06%

PHS PATRIOT FUND, L.P.                       300,000          0.37%   0.06%


                                          81,688,000        100.00%  16.34%

                                                                       ANNEX A



      Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                                                       ANNEX B


      Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution".

                                                                       ANNEX C


                             PLAN OF DISTRIBUTION


      Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ________________, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.


      The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


      For a period of 180 days after the consummation of the Registered Exchange Offer the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                                                       ANNEX D


            |_| CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS.


            Name:
            Address:





If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.